SUBORDINATION AGREEMENT


               This Subordination Agreement ("Agreement"), dated as of April 15, 1999, is entered into by and between Castle Creek Technology Partners LLC, Marshall Capital Management, Inc., and Capital Ventures International (all such entities collectively, the "Holders", and individually, a "Holder") and LaSalle National Bank, a national banking association, and its successors and assigns (the "Bank").

                                W I T N E S S E T H:

               WHEREAS, the Holders desire to enter into a Securities Purchase Agreement, (the "SPA") with Westell Technologies, Inc., a Delaware corporation ("WTI") and various other documents and instruments in conjunction therewith (collectively with the SPA, the "Subordinate Documents"), including certain 6% Subordinated Convertible Debentures issued by WTI (each, a "Debenture" and collectively, the "Debenture"), a Stock Purchase Warrant ("Warrant") and a Registration Rights Agreement (the "Registration Rights Agreement"). Each Holder represents and warrants that it has attached hereto, as Exhibit A, true and correct copies of all the Subordinate Documents.

               WHEREAS, WTI, Westell, Inc., Westell International, Inc. (collectively, the "Pledging Borrowers") and Conference Plus, Inc. (Conference Plus, together with the Pledging Borrowers, collectively, the "Borrowers") and the Bank are parties to that certain Loan and Security Agreement dated as of October 13, 1998 (as the same was amended by Amendments to Loan and Security Agreement dated as of February 24, 1999 and April 15, 1999, and as the same may be amended, modified or restated from time to time hereafter, the "Loan Agreement"), pursuant to which the Bank has made and may continue to make loans and advances to the Borrowers and issue letters of credit for the account of the Borrowers ("Letters of Credit"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

               WHEREAS, the Loan Agreement provides that the Subordinate Documents may only be executed, delivered and/or issued if this Subordination Agreement is executed for the benefit of the Bank.

               NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by the Holders, and in order to induce the Bank to continue to make loans and issue Letters of Credit under the Loan Agreement, and to better secure the Bank in respect of the foregoing, each Holder individually and severally agrees with the Bank as hereinafter set forth.

               1. Standby; Subordination. Except for "Permitted Payments" (as hereinafter defined) and for the exercise of rights as set forth in Section 4 hereof, all "Subordinated Debt" (as defined below) is hereby subordinated to all the "Senior Debt" (as defined below), and each Holder agrees that the Holder will not ask, demand, sue for, take or receive from any of the Borrowers, by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing by any of the Borrowers, including without limitation, monies owing by WTI under any of the Subordinate Documents, or any successor or assign of any of the Borrowers, including, without limitation, a receiver, trustee or debtor in possession (the term "Borrowers" hereinafter shall include any such successor or assign of any of the Borrowers), to any Holders or be owing by any other person, firm, partnership or corporation for the benefit of any of the Borrowers, including, without limitation, the taking of any negotiable instruments evidencing such amounts (all such indebtedness, obligations and liabilities being hereinafter referred to as the "Subordinated Debt"), unless and until all Obligations, whether now existing or hereafter arising, including, without limitation, the undrawn face amount of all Letters of Credit, shall have been fully paid and satisfied with interest (all such Obligations, indebtedness and liabilities of the Borrowers to the Bank are hereinafter referred to as the "Senior Debt"), and all obligations of the Bank existing pursuant to the Loan Agreement to advance funds have been terminated; provided, however, that notwithstanding anything in this Agreement to the contrary, Holders may at all times (A) receive, retain and take action to obtain (i) shares of Series A Common Stock upon conversion of the Debentures, as interest on the Debentures or otherwise in accordance with the terms of the Debentures,
     (ii) Cap Debentures (as defined in the Debentures) issued pursuant to the Debentures, and Debentures in exchange for the Cap Debentures, in accordance with the terms of the Cap Debentures and (iii) PIK Debentures (as defined in the Debentures) issued pursuant to the Debentures, and Holder shall not be deemed to have transferred to the Bank any rights or agreed to take any actions with respect to the foregoing; and (B) Holders may seek specific enforcement of WTI's nonmonetary obligations under the Subordinate Documents (subject however, to Section 4 with respect to Collateral).

               2. Permitted Payments. Any other terms and provisions of this Agreement regarding payment of the Subordinated Debt notwithstanding, the Holders shall be entitled to accept from WTI and retain for their own account the following payments (collectively, the "Permitted Payments"):

               (i) payments to be made pursuant to Section 7.5 of the Debentures (for a period not to exceed thirty (30) days and in an amount equal to one percent (1%) per day of the aggregate principal amount on the Debentures);

               (ii) payments of principal and accrued and unpaid interest on the Debentures on their "Scheduled Maturity Date" (as such term is defined in the Debenture);

               (iii) payments of principal and accrued and unpaid interest on the Cap Debentures on the maturity of the Cap Debentures in accordance with their terms;

               (iv) payments of interest under the Debentures (including interest payments pursuant to Section 10.2 of the Debenture); and

               (v) Conversion Default Payments (as defined in the Debenture), pursuant to Section 6.1 of the Debentures, any required payments pursuant to Section 6.2 of the Debentures, any required payments pursuant to Section
     8.3 of the Debentures, any required payments pursuant to Section 8.9 of the Debentures, any required payments pursuant to Section 2.3 of the Registration Rights Agreement, and any required payments pursuant to Sections 1(e) and 4(e) of the Warrant, in each case (a) if no Event of Default has occurred and is continuing under the Loan Agreement, (b) if the making of such Permitted Payment would not result in a breach of any of the covenants contained in Section 6.1(b) of the Loan Agreement as in effect on the date hereof and measured as if such payments had been made at the end of the immediately preceding calendar month, and (c) if prior to the delivery of a "Demand Redemption Notice" (as such term is defined in the Debentures) (collectively, the circumstances described in clauses (a), (b) and (c) are sometimes referred to as a "Payment Blockage Event"). No Payment Blockage Event shall have occurred under clauses (a) or (b) above until the receipt of notice by the Holders of the occurrence of a Payment Blockage Event described in clause
     (a) or (b). Further, notwithstanding the foregoing, so long as no Payment Blockage Event would be caused by any such resumed payment, then WTI may resume making to the Holders and Holders may resume accepting from WTI, the Permitted Payments as and when such payments are due and payable in the ordinary course under the Subordinate Documents, and further, as provided below, payments missed during the occurrence of a Payment Blockage Event, may be resumed upon the earlier to occur of the following:

               (i)  the date on which  no Payment Blockage Event  is occurring;
     and

               (ii) unless Bank has accelerated the maturity of the Obligations under the Loan Agreement, or there has a occurred a "Bankruptcy Event" (as such term is defined in the Debenture), the date that is sixty (60) calendar days after the occurrence of the most recent Payment Blockage Event.

     In the event that subsequent to a Payment Blockage Event or the resumption of payments to the Holders as provided above, Bank accelerates the maturity of the Obligations, then WTI shall not pay and the Holders shall not accept further payments of the Subordinated Debt until the Senior Debt is paid in full or such acceleration is rescinded by Bank. For purposes of clarification, it is expressly agreed by Bank that neither Permitted Payments nor any of the events giving rise thereto shall constitute, of themselves, Events of Default under the Loan Agreement.

               3.   Lien Priority.

               (a) The Holders hereby acknowledge and agree that Borrowers have granted to Bank an unconditional and continuing security interest in all of Borrowers' assets and property (collectively, the "Bank Liens") and that the Bank Liens are and will be senior to the lien of the Holders. Bank hereby acknowledges that Pledging Borrowers have granted to Holders a junior lien on and security interest in all of Pledging Borrowers' assets and property (the "Holder Liens").

               (b) Irrespective of the time or order of attachment or perfection of the Holder Liens and the Bank Liens, or the recording or filing of any deeds of trust, financing statements or other documents or instruments related thereto, with respect to the assets of Borrowers, the Holder Liens thereon in all respects and at all times are and will be subject, subordinate and junior to the Bank Liens thereon to the extent of the Senior Debt. Holders shall not contest the existence, validity, perfection or priority of the Bank Liens and shall hold any Collateral coming into their possession, as agents on behalf of Bank for purposes of perfecting the Bank Liens.

               4. Standstill. Except as expressly provided in this Section 4, until all of the Senior Debt is fully paid (unconditionally and indefeasibly) and all obligations of the Bank to advance funds to the Borrower under the Loan Agreement have been terminated, the Holder will not take any action to enforce any rights or remedies under any of the Subordinate Documents other than (to the extent appropriate) declaring an Event of Failure under the Debenture and accelerating the Subordinated Debt by delivering a Demand Redemption Notice. Without limiting the generality of the foregoing, this standstill agreement includes, without, limitation, any rights the Holders may have to exercise setoff, to initiate or otherwise prosecute any litigation, arbitration, or mediation of any sort, to commence foreclosure proceedings, to exercise self-help remedies or to participate in the commencement of any involuntary bankruptcy or other similar proceedings with respect to the Pledging Borrowers or any of their assets, but shall not prohibit Holders from filing proofs of claim with respect to the Subordinated Debt in any insolvency proceeding of Pledging Borrowers. Notwithstanding the foregoing, so long as Bank has not accelerated the maturity of the Obligations and initiated enforcement action against Borrowers within thirty (30) days following notice from the Holders to the holders of the Senior Debt of an Event of Failure under the Debenture with respect to which the Holder has delivered a Demand Redemption Notice, Holders may, upon the expiration of thirty (30) days following notice from the Holders to the holders of such Senior Debt of an Event of Failure under the Debenture with respect to which the Holder has delivered a Demand Redemption Notice, initiate and take enforcement under the Subordinate Documents consistent with the following provisions of this
     Section 4. In
     addition, if Bank has accelerated the maturity of the Obligations and initiated enforcement action against Borrowers within such thirty (30) day period, but after such thirty day period ceases to be pursuing enforcement actions in a manner which, in its reasonable determination, is intended to result in realization on the Collateral, then Holders may initiate and take enforcement under the Subordinate Documents consistent with the following provisions of this Section 4. If any Holder takes any remedial actions under the Subordinate Documents, as permitted by this Section 4, then such actions must nevertheless be consistent with and remain subject to the provisions of Section 3 hereof (Lien Priority) and Section 6 (Bank's Priority; Grant of Authority to the Bank) and Section 7 (Payments Received by the Holders). If Bank declares any Event of Default, which also constitutes an Event of Failure under the Subordinate Documents, and Bank subsequently waives such Event of Default, then, to the extent that such default does not constitute a "Greater Failure" (as such term is defined in the Debenture), the Holder shall rescind any Holder Demand Redemption Notice, but may receive the Default Alternative Payment under Section 7.5 of the Debenture. If at any time, Bank accelerates the maturity of the Obligations, initiates, and is pursuing enforcement actions in a manner which, in its reasonable determination, is intended to result in realization on the Collateral, then the Holders shall, if any Holders have initiated enforcement action to realize on the Collateral as permitted by this Section 4, cease such action; provided, that such Holder may intervene in any legal proceedings instituted by Bank against Pledging Borrowers and shall cooperate with Bank in the enforcement of Bank's rights and remedies. Nothing contained in this Section 4 or otherwise in this Agreement shall prohibit a Holder from pursuing and obtaining for its benefit injunctive or equitable relief (except with respect to the Collateral) or a judgement on account of any Subordinated Debt, provided that no monetary judgement may be enforced except in accordance with this Section 4.

               5. Subordinated Debt Owed Only to the Holders. Each Holder individually and severally warrants and represents to the Bank that, as of the date hereof, the Holder has not previously assigned any interest in the Subordinated Debt issued to such Holder, including, without limitation, any Subordinated Debt evidenced by any of the Subordinate Documents, held by such Holder or any security interest in connection therewith, that no other party owns an interest in any Subordinated Debt issued to such Holder or security therefor (whether as joint holders of Subordinated Debt, participants or otherwise) and that the entire Subordinated Debt issued to such Holder is owing only to such holder. Each Holder individually and severally covenants that the entire Subordinated Debt issued to such Holder shall continue to be owing only to such the Holder and all security therefor, if any, shall continue to be held solely for the benefit of such Holder unless assigned expressly subject to the terms of this Agreement.

               6. Bank's Priority; Grant of Authority to the Bank. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any of the Borrowers or any of the proceeds thereof to the creditors of any of the Borrowers or readjustment of the Senior Debt and Subordinated Debt of any of the Borrowers, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Subordinated Debt, or the application of any assets of any of the Borrowers to the payment or liquidation thereof, or upon the dissolution or other winding up of any Borrower's businesses, or upon the sale of all or substantially all of any Borrower's assets, then and in such event (i) the Bank shall be entitled to receive payment in full of any and all of the Senior Debt prior to the payment of all or any part of the Subordinated Debt and (ii) any payment or distribution of any kind or character, whether in cash, securities (other than stock of WTI and securities subordinated to the Bank consistent with the terms hereof) or other property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Debt shall be paid or delivered directly to the Bank for application on any of the Senior Debt, due or not due, until such Senior Debt shall have first been fully paid and satisfied, prior to the payment of the Subordinated Debt. In order to enable the Bank to enforce its rights hereunder in any of the aforesaid actions or proceedings, the Bank is hereby irrevocably authorized and empowered, in its discretion, to make and present for and on behalf of the undersigned such proofs of claims against any of the Borrowers on account of any of the Subordinated Debt as the Bank may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued, and to apply the same on account of any of the Senior Debt. The Holders irrevocably authorize and empower the Bank, upon any Holder's failure to take such action within thirty (30) days of written request by the Bank, to demand, sue for, collect and receive each of the aforesaid payments and distributions and give acquittance therefor and to file claims and take such other actions in the Bank's own name or in the name of any of the Holders or otherwise, as the Bank may deem necessary or advisable for the enforcement of this Agreement; and the Holders will execute and deliver to the Bank such powers of attorney, assignments and other instruments or documents, including notes and stock certificates (together with such assignments or endorsements as the Bank shall deem necessary), as may be requested by the Bank in order to enable the Bank, upon any Holder's failure to act after notice as provided above, to enforce any and all claims upon or with respect to any or all of the Subordinated Debt and thereafter to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt, all for the Bank's own benefit. Following payment in full of the Senior Debt, the Bank will remit to the Holders all dividends or other payments or distributions paid to and held by the Bank in excess of the Senior Debt.

               7. Payments Received by the Holders. Should any payment or distribution or security or instrument or proceeds thereof be received by a Holder upon or with respect to any of the Subordinated Debt prior to the satisfaction of all of the Senior Debt and termination of all obligations of the Bank to make advances under the Loan Agreement, such Holder shall receive and hold the same in trust, as trustee, for the benefit of the Bank and shall forthwith deliver the same to the Bank in precisely the form received (except for the endorsement or assignment of the Holder where necessary), for application on any of the Senior Debt, due or not due, and, until so delivered, the same shall be held in trust by the Holder as the property of the Bank. In the event of the failure of any of the Holders to make any such endorsement or assignment to the Bank, the Bank, or any of its officers or employees, are hereby irrevocably authorized to make the same.

               8. Amendment of Subordinate Documents; Assignment of Claims. The Holders agree that until the Senior Debt has been paid in full and satisfied and all obligations of the Bank to make further advances to the Borrower under the Loan Agreement have been terminated, the Holders will not suffer or permit any amendment or modification of any of the Subordinate Documents without the prior written consent of the Bank, and the Holders will not directly or indirectly assign or transfer to others any claim any of the Holders have or may have against any of the Borrowers unless such assignment or transfer is made expressly subject to this Agreement.

               9. Continuing Nature of Subordination; Conflicts. This Agreement shall be effective and may not be terminated or otherwise revoked by any of the Holders until the entire Senior Debt shall have been fully discharged and all obligations of the Bank to make further advances to the Borrower have been terminated. This is a continuing agreement of subordination and the Bank may continue, at any time and without notice to any of the Holders, to extend credit or other financial accommodations and loan monies to or for the benefit of the Borrowers on the faith hereof and in accordance with the terms set forth herein. No obligation of any of the Holders hereunder shall be affected by the insolvency or dissolution of or the written revocation of this Agreement by any of the Holders or any other subordinator, pledgor, endorser, or guarantor, if any. Nothing herein affect the underlying obligations of the Borrowers to the Bank or to the Holders.

               10. Additional Agreements Between the Bank and the Borrowers. The Bank, at any time and from time to time, may enter into such agreement or agreements with any of the Borrowers as the Bank may deem proper, extending the time of payment of or renewing or otherwise altering the terms of all or any of the Senior Debt or affecting the security underlying any or all of the Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such security, without in any way thereby impairing or affecting this Agreement. The foregoing notwithstanding, Bank shall not make additional loans or increase the amount outstanding under the Loan Agreement unless (i) any such increases result from an increase in Borrowers' inventory or receivables borrowing base (provided that the advance rates with respect to such inventory or receivables are no more favorable to Borrowers than those contained in the Loan Agreement as of the date of this Agreement) and which, in any event, do not affect any Holder or the Holder's interests in the Debentures in any manner materially more adverse to the Holders than the Loan Agreement in existence on the date hereof or (ii) such additional loans satisfy the criteria set forth in
     Section 8.15 of the SPA.

               11. Legend on Subordinate Documents Evidence of Subordinated Debt. The Debentures and any other writing now existing or hereafter executed which serves to evidence any of the Subordinated Debt shall have stamped or typewritten across the face thereof the following legend: "The indebtedness of the Company evidenced hereby is subject to the rights of LaSalle National Bank, its successors and assigns, under a Subordination Agreement dated April __ 1999."

               12. Holders' Waivers. All of the Senior Debt shall be deemed to have been made or incurred in reliance upon this Agreement. The Holders expressly waive all notice of the acceptance by the Bank of the subordination and other provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement whatsoever, and the Holders expressly waive reliance by the Bank upon the subordination and other agreements as herein provided. The Holders agree that the Bank has not made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Loan Agreement, or the collectibility of the Senior Debt, that the Bank shall be entitled to manage and supervise its respective loans to the Borrowers in accordance with applicable law and its respective usual practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that the Holders may now or hereafter have in or to any of the assets of the Borrowers, and that the Bank shall not have any liability to any of the Holders for, and waive any claim which any of the Holders may now or hereafter have against the Bank arising out of (i) any and all actions which the Bank, in good faith, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interest in the Collateral and other security for the Senior Debt, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other party with respect to the Loan Agreement or any other agreement related thereto or to the collection of the Senior Debt or the valuation, use, protection or release of the Collateral and/or other security for the Obligations), (ii) the Bank's election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section 101 et seq.)

     (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or (iii) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code to any of the Borrowers, as debtor in possession.

               13. Bank's Waivers. No waiver shall be deemed to be made by the Bank of any of its rights hereunder, unless the same shall be in writing signed on behalf of the Bank, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Bank or the obligations of the Holders to the Bank in any other respect at any other time.

               14. Information Concerning Financial Condition of Borrowers. The parties hereby assume responsibility for keeping themselves informed of the financial condition of the Borrowers, any and all endorsers and any and all guarantors of the Senior Debt and Subordinated Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and/or Subordinated Debt that diligent inquiry would reveal, and hereby agree that they shall have no duty to advise each other of information known to them regarding such condition or any such circumstances. In the event either the Bank or any Holder, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the other parties hereto, it shall not be under any obligation (i) to provide any such information to the other parties on any subsequent occasion or (ii) to undertake any investigation not a part of its respective regular business routine and shall be under no obligation to disclose any information which, pursuant to accepted or reasonable commercial finance practices, it wishes to maintain confidential. The Holders hereby agree that all payments received by the Bank may be applied, reversed, and reapplied, in whole or in part, to any of the Senior Debt, as the Bank, in its sole discretion, deems appropriate and assents to any extension or postponement of the time of payment of the Senior Debt or to any other indulgence with respect thereto, to any substitution, exchange or release of collateral which may at any time secure the Senior Debt and to the addition or release of any other party or person primarily or secondarily liable therefor.

               15. Notice. The undersigned and the Bank shall promptly provide each other copies of any notices of default provided to the Borrowers under the Subordinate Documents or the Loan Agreement, in the manner specified in the Loan Agreement, addressed to the Bank and to the Holders at the address set forth below their respective signatures hereto.

               16. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at Chicago, Illinois, and shall be interpreted, and the rights and obligations of the parties hereto determined, in accordance with the laws and decisions of the State of Illinois, shall be immediately binding upon the Holders and their successors and assigns, and shall inure to the benefit of the respective successors and assigns of the Bank.

               17. Consent to Service. The Holders expressly submit and consent to the jurisdiction of any state or federal court located within Cook County, Illinois in any action, suit or proceeding commenced therein in connection with or with respect to this Agreement and waive any objection to venue in connection therewith. The Holders hereby waive personal service of any and all process or papers issued or served in connection with the foregoing and agree that service of such process or papers may be made by registered or certified mail, postage prepaid, return receipt requested, directed to the Holders as set forth below.

               18. Waiver of Jury Trial. THE BANK AND THE HOLDERS HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING,

     STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BANK OR THE HOLDERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS AGREEMENT AND TO CONSENT TO THE EXECUTION OF THE SUBORDINATE DOCUMENTS AND THE INCURRENCE OF THE SUBORDINATED DEBT.

               19. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

               20. Authority. Each Holder hereby individually and severally warrants and represents that it has full power and authority to grant the subordination evidenced hereby.

               21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


                      [SIGNATURE PAGE(S) AND EXHIBITS, IF ANY,
                                  FOLLOW THIS PAGE]



                    IN WITNESS WHEREOF, this instrument has been executed as of this ___ day of April, 1999.

                              CASTLE CREEK TECHNOLOGY PARTNERS LLC

                              By:  Castle Creek Partners LLC
                             Its: Investment Manager

                                   By:
                                       ---------------------------------
                                   Name:     John D. Ziegelman
                                   Title:    Managing Member
                                   Address:  77 West Wacker, Suite 4040
                                             Chicago, Illinois 60601
                                   Telephone: 312-499-6900
                                   Telecopy:  312-499-6999


                              MARSHALL CAPITAL MANAGEMENT, INC.

                              By:
                                   -------------------------------------
                                      Name:
                                     Title:
                                   Address: c/o Credit Suisse First Boston
                                            11 Madison Avenue, Third Floor
                                            New York, NY 10010
                                   Telephone:
                                    Telecopy:


                              CAPITAL VENTURES INTERNATIONAL

                              By:
                                   -------------------------------------
                              Name:
                              Title:
                              Address: c/o Heights Capital Management
                                       425 California Street, Suite 1100
                                       San Francisco, California 94104
                              Telephone:
                              Telecopy:

     Acknowledged and Accepted
     as of this ___ day of
     April,  1999

     LASALLE NATIONAL BANK


     By:
        -------------------------------


                          ACKNOWLEDGMENT AND AGREEMENT

               The undersigned companies hereby jointly and severally accept and acknowledge receipt of a copy of the foregoing Subordination Agreement as of this ___ day of April, 1999, and jointly and severally agree that they will not pay any of the "Subordinated Debt" (as defined in the foregoing Agreement) or grant any security therefor, except as the foregoing Agreement expressly provides. In the event of any breach by any of the undersigned of any of the provisions herein or of the foregoing Agreement, all of the "Senior Debt" (as defined in the foregoing Agreement) shall, without presentment, demand, protest or notice of any kind, become immediately due and payable, unless the Bank shall otherwise elect in writing. The undersigned further jointly and severally agree that the terms of this Agreement shall not give any of the undersigned any substantive rights vis-s-vis the Bank or the subordinating creditor(s) named above, other than pursuant to the Loan Agreement and the Subordinate Documents.


     WESTELL, INC.                     WESTELL TECHNOLOGIES, INC.


     By:                               By:
     Title:                            Title:



     WESTELL INTERNATIONAL, INC.       CONFERENCE PLUS, INC.


     By:                               By:
     Title:                            Title:

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